Exhibit 99.1

Essent Group Ltd. Announces Pricing of Mortgage Insurance-Linked Notes
HAMILTON, Bermuda--(BUSINESS WIRE)--March 15, 2018-- Essent Group Ltd. (NYSE: ESNT) today announced the pricing of $424,412,000 of 10-year mortgage insurance-linked notes issued by Radnor Re 2018-1 Ltd. (Radnor Re), a newly formed Bermuda special purpose insurer. The notes are being offered for sale to eligible third party capital markets investors in an unregistered private offering. In connection with the transaction, Essent Group Ltd.’s wholly owned subsidiary, Essent Guaranty, Inc. (Essent Guaranty), will receive $424,412,000 of fully collateralized excess of loss reinsurance protection from Radnor Re at inception, covering an existing portfolio of mortgage insurance policies written with an insurance coverage effective date on or after January 1, 2017, but before January 1, 2018. The offering is expected to close on March 22, 2018, subject to customary conditions. Radnor Re is not a subsidiary or affiliate of Essent Group Ltd.
The mortgage insurance-linked notes to be issued by Radnor Re will consist of three classes as follows:
• $189,737,000 Class M-1 Notes with an initial interest rate of one-month LIBOR plus 140 basis points;
• $209,710,000 Class M-2 Notes with an initial interest rate of one-month LIBOR plus 270 basis points; and
• $24,965,000 Class B-1 Notes with an initial interest rate of one-month LIBOR plus 380 basis points.
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the aforementioned securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful.
Forward-Looking Statements
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers or the loss of a significant customer; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in the volume of low down payment mortgage originations; uncertainty of loss reserve estimates; decrease in the length of time our insurance policies are in force; deteriorating economic conditions; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 20, 2018. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About the Company
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.
Source: Essent Group Ltd.
Media Contact
610.230.0556
media@essentgroup.com

Investor Relations Contact
Christopher G. Curran
Senior Vice President - Investor Relations
855-809-ESNT
ir@essentgroup.com